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                                                                     EXHIBIT 1.1





                                  ARQULE, INC.
                               [2,500,000] Shares
                                  Common Stock
                                $0.01 Par Value


                                    FORM OF
                             UNDERWRITING AGREEMENT








November ___, 2000


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                             UNDERWRITING AGREEMENT


                                                              November ___, 2000


UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
LEGG MASON WOOD WALKER, INCORPORATED
GERARD KLAUER MATTISON & CO., LLC
as Managing Underwriters
c/o UBS WARBURG LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

          ArQule, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in SCHEDULE A annexed hereto (collectively, the "Underwriters") an aggregate of [2,500,000] shares (the "Firm Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [375,000] shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus that is referred to below.

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, (File No. 333-48358) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Company has furnished to you as the representatives (the "Representatives"), for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the Registration Statement, and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required,
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the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the Prospectus.

          The Company and the Underwriters agree as follows:

          1. SALE AND PURCHASE. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE A annexed hereto, in each case at a purchase price of [$_____] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. You may exercise this option on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the additional time of purchase); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

          2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (the "DTC")

---------------

(1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November ___, 2000 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the time of purchase. Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

          Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

     (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; when the Registration Statement becomes effective, the Registration Statement and the Prospectus will comply in all material respects to the requirements of the Act, and the Registration Statement does not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and will not as of the applicable filing date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company has not distributed any offering material in connection with the


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offering or sale of the Shares other than the Registration Statement, the
Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

     (b) as of the date of this Agreement, the Company has an authorized capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. There are no shares of Preferred Stock outstanding.

     (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

     (d) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the stockholders' equity, business, properties, assets, condition (financial or otherwise), results of operation or prospects of the Company and the Subsidiary (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries other than ArQule Catalytics, Inc., a majority-owned subsidiary incorporated in Delaware (the "Subsidiary"); the Subsidiary is not actively engaged in any business; other than the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and of the by-laws of the Company and the Subsidiary and, in each case, all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted; the Subsidiary is duly qualified to do business as a foreign entity in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify could not have a Material Adverse Effect; the authorized capital of the Subsidiary consists of [_____] shares of common stock, [____] par value per share of which [____] are issued and outstanding. All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and [_________] shares are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements


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or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding.

     (e) the Company and the Subsidiary are in compliance in all material respects with the laws, orders, rules and regulations issued or administered by each jurisdiction in which they conduct their respective businesses;

     (f) neither the Company nor the Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective certificate of incorporation or by-laws (each as in effect on the date hereof) or, in a manner which could have a Material Adverse Effect, in the performance or observance of a material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their respective properties is bound, each such agreement, contract or instrument is a legal, valid and binding agreement enforceable in accordance with its respective terms, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or of the Subsidiary or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary or their respective properties;

     (g)  this Agreement has been duly authorized, executed and delivered by the

Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

     (h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Exchange Act reports incorporated by reference into the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

     (i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

     (j) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than registration of the Shares


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under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

     (k) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company owned or to be owned by such person as a result of the registration of the Shares under the Act or the issue and sale of the Shares to the Underwriters hereunder, nor does any person have any preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares, in each case other than those that have been expressly waived prior to the dates hereof;

     (l) PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of the Company and the Subsidiary are filed with the Commission as part of the Registration Statement and Prospectus, are, and were during the periods covered by such reports, independent accountants as required by the Act;

     (m) except with respect to compliance with Environmental Laws, which is addressed in subsection (cc) of this Paragraph 3, each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have such licenses, authorizations, consents and approvals or made such filings could not have a Material Adverse Effect; neither the Company nor the Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation or default could not have a Material Adverse Effect;

     (n) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

     (o) there are no actions, suits, claims, investigations or proceedings pending or to the Company's knowledge threatened to which the Company or the Subsidiary or any of their respective officers, directors or stockholders is a party or of which any of the respective properties of the Company or the Subsidiary is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a Material Adverse Effect or delay or prevent consummation of the transactions contemplated hereby;

     (p) the consolidated audited and unaudited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiary for the periods specified; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; such financial statements and supporting schedules have been


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prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; no other financial statements or supporting schedules are required to be included in the Registration Statement; the financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary consolidated financial data", "Capitalization", "Selected financial data" and "Management's discussion and analysis of financial condition and results of operations" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Registration Statement;

     (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development that, could cause a material adverse change, in the stockholders' equity, business, properties, assets described or referred to in the Registration Statement, or the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company or the Subsidiary, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiary taken as a whole, incurred by the Company or the Subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock of the Company or the Subsidiary,
(v) any change in any outstanding indebtedness of the Company or the Subsidiary (other than indebtedness incurred in the ordinary course of business consistent with past practice or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor the Subsidiary has any material contingent obligation which is not disclosed in the Registration Statement;

     (r) the Company has obtained the agreement of each of its directors and officers, and the persons listed on SCHEDULE B hereto, not to sell, offer to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus;

     (s) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");


     (t) except as described in the Registration Statement and Prospectus, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets described in the Registration Statement and Prospectus as being owned or licensed by it, that the Company reasonably believes are necessary for the conduct of its business (collectively, "Intellectual Property") and which the failure to own, license or have such rights could have a Material Adverse Effect. Except as described in the Registration Statement and Prospectus, (i) the Company believes that there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company's


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knowledge, without investigation, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company's knowledge, there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property which could have a Material Adverse Effect; and (vii) there is no prior art of which the Company is aware that may render any patent application owned by the Company of the Intellectual Property unpatentable which has not been disclosed to the U.S. Patent and Trademark Office which could have a Material Adverse Effect. The Company has entered into valid and binding confidentiality, non-disclosure and assignment of inventions agreements with all current and former employees. The Company has also entered into confidentiality agreements with all current and former consultants, vendors , collaborators and other third parties with access to non-public information regarding the Intellectual Property.

     (u) the Company has filed with the U.S. Food and Drug Administration (the "FDA"), and all applicable foreign, state and local regulatory bodies for, and received approval of, all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's business as it is described in the Registration Statement and Prospectus; the Company is in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, foreign, state and local rules, regulations, guidelines and policies; the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation;


     (v) the Company has good and marketable title (in fee simple in the case of real property) to all the properties and assets reflected as owned in the financial statements referred to in Section 4(p) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property or assets by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid leases, and the Company has no notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases referred to above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease. The Subsidiary owns no property, has no assets and is not party to any leases;


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     (w)  the Company and the Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by either of them and, if due and payable, any related or similar assessment, fine or penalty levied against either of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4(p) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or the Subsidiary has not been finally determined;

     (x) the Company is insured by nationally recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as currently proposed to conducted and at a cost that would not have a Material Adverse Effect. Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

     (y) neither the Company nor any officer, director, employee, agent or affiliate of the Company has taken directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; and the Company shall not take and shall not cause any such person to take any such action;

     (z) there are no business relationships or related-party transactions involving the Company, the Subsidiary or any other person required to be described in the Prospectus which have not been described as required;

     (aa) neither the Company nor the Subsidiary nor any officer, director, employee, agent or other person associated with or acting on behalf of the Company or the Subsidiary, has used any corporate funds or made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus;

     (bb) the Company's Board of Directors has established an audit committee and adopted an audit committee charter which in each case comply with the requirements of the Act and the Exchange Act and the rules of the Nasdaq National Market (as defined below); the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States on a basis consistent with the Company's past practices and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;


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     (cc) (i) neither the Company nor the Subsidiary is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of hazardous or toxic materials, substances or wastes, chemicals, pollutants, contaminants, petroleum and petroleum products (collectively, "Hazardous Materials"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), which violation includes, but is not limited to, failure to obtain or noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or the Subsidiary or the ownership, lease or sublease of the Woburn or Medford properties (the "Properties") under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, except where such violation or noncompliance could not have a Material Adverse Effect, nor has the Company or the Subsidiary received any communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or the Subsidiary is in violation of any Environmental Law, and the Company is not otherwise aware of any such violation; (ii) there is no claim, action or cause of action filed with any court or governmental authority, or to the Company's knowledge, investigation alleging liability for investigatory costs, cleanup or other remedial actions or costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment or any indoor space, of any Hazardous Materials at or from any location owned, leased or operated by the Company or the Subsidiary, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or the Subsidiary or any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law which could have a Material Adverse Effect; (iii) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws or under any lease or sublease of any of the Properties (collectively "Permits"), and are each in compliance with their requirements, except as disclosed in Schedule 3(cc), the representations in which are incorporated herein by reference, and each of the Permits is in full force and effect and neither the Company nor the Subsidiary knows of any reason why such Permits would not be renewed in due course; and (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the storage, generation, manufacture, treatment, use, refinement, release, emission, discharge, presence or disposal of any Hazardous Materials, that could result in a violation of any Environmental Law or that could form the basis of an Environmental Claim against the Company or the Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or the Subsidiary has retained or assumed either contractually or by operation of law, which could have a Material Adverse Effect; and


     (dd) the Company and the Subsidiary and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Subsidiary or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or the Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or the Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, the Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification.

     (ee) The Company is in compliance with the rules and regulations of the Nasdaq National Market System (the "Nasdaq National Market") applicable to the Company, the Common Stock listed on the Nasdaq National Market and the Shares.

          4.   CERTAIN COVENANTS OF THE COMPANY. The Company hereby agrees:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (b) to make available to the Underwriters as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

     (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

     (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

     (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

     (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

     (g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company sends to its stockholders or from time to time publishes or publicly disseminates, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange or over-the-counter market on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiary, in each case as soon as such communications, documents or information becomes publicly available;

     (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to promptly prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than the forty-fifth

(45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the registration statement;

     (j) for so long as the Company is subject to the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

     (k) to furnish to you five original signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto and if requested one copy of all exhibits thereto and documents incorporated by reference therein and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

     (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiary which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(c) hereof;

     (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

     (n) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed pursuant to
Section 13, 14 or 15(d) of the Exchange Act;

     (o) for a period of 90 days after the date hereof, without the prior written consent of UBS Warburg LLC ("UBSW"), not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of Common Stock upon the exercise of outstanding options and issuances of options or shares under the Company's Amended and Restated 1994 Equity Incentive Plan, Amended and Restated 1996 Employee Stock Purchase Plan and Amended and Restated 1996 Director Stock Option Plan in the ordinary course of business consistent with past practices;

     (p) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under
Section 5 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information if requested by you and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers (including the legal fees and filing fees and other disbursements of counsel to the Underwriters incurred in connection therewith), (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel to the Underwriters incurred in connection therewith) and (vii) the performance of the Company's other obligations hereunder.

          5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(q) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Palmer & Dodge LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), counsel for the Underwriters, stating that Mintz Levin may rely on such opinion in rendering its opinion described in Section 6(d) below and stating that:

     (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

     (ii) the Subsidiary is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business;

     (iii) this Agreement has been duly authorized, executed and delivered by the Company;

     (iv) the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be validly issued and will be fully paid and non-assessable;

     (v) the Company has an authorized capitalization as set forth under the line item "Stockholders' equity" under the heading "Capitalization" in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights; the Shares when issued will be free of preemptive rights, rights of first refusal and similar rights created by the Company; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

     (vi) all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and [_________] shares are owned of record by the Company and; to the best of such counsel's knowledge, and except for a convertible promissory note dated April 1998, there are no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into, shares of capital stock or ownership interests in the Subsidiary outstanding;

     (vii) the capital stock of the Company, including the Shares, conforms to the description thereof incorporated by reference into the Registration Statement and Prospectus;

     (viii) the Company is eligible to use a registration statement on Form S-3; the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

     (ix) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

     (x) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transaction as contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

     (xi) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), any provisions of the charter or by-laws of the Company or the Subsidiary or under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument which is known to such counsel to which the Company or the Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule covered by such opinion or any decree, judgment or order, known to such counsel and applicable to the Company or the Subsidiary;

     (xii) to the best of such counsel's knowledge, neither the Company nor the Subsidiary is in violation of its certificate of incorporation or by-laws or is in breach of, or in default in any material respects under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any material license, indenture, mortgage, deed of trust, bank loan or any other material agreement or instrument known to such counsel to which the Company or the Subsidiary is a party or by which either of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule covered by such opinion or any decree, judgment or order, known to such counsel and applicable to the Company or the Subsidiary;

     (xiii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

     (xiv) to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or the Subsidiary is subject or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described which would have a Material Adverse Effect;

     (xv) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the Commission, complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need express no opinion); in passing upon the form of such documents, we have not independently verified and are not passing upon and have assumed the correctness and completeness of, the statements made therein;

     (xvi) the Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

     (xvii) such counsel has reviewed the description of the Company's business in the Prospectus and the statements in the Prospectus under the headings "Risk Factors--Anti-takeover provisions...", "Business--Collaborations",
"Business--Government Regulation", and Item 15 of the Registration Statement, and insofar as such statements constitute matters of law, summaries of legal matters, provisions of the Company's certificate of incorporation or by-laws or other equivalent corporate governance documents, documents or legal proceedings, or legal conclusions, they fairly present and summarize, in all material respects, the matters referred to therein;

     (xviii) such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (v), (vii) and (xvii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

     (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of each of Wolf Greenfield & Sacks, PC, Fish & Richardson PC and Pennie & Edmonds, LLP, intellectual property counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Mintz Levin, counsel for the Underwriters in substantially the form of EXHIBIT A-1 attached hereto.

     (c) You shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBSW.

     (d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Mintz Levin, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs
(iv) and (vii) (with respect to the Shares only) of paragraph (a) of this
Section 6.

     In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus on the basis of the foregoing, nothing has come to the attention of such counsel which lead such counsel to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

     (e) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed prior to the time the Registration Statement becomes effective to which you have not previously consented to in writing.

     (f) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time on the second full business day after the date of this Agreement unless a later time shall be agreed to by the Company and you in writing; PROVIDED, HOWEVER, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

     (g) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the stockholders' equity, business, properties, assets, results of operation, condition (financial or otherwise) or prospects of the Company and the Subsidiary taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or the Subsidiary.

     (i) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate executed by its President and Chief Executive Officer and its Chief Financial Officer to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be and the conditions set forth in paragraphs (g) and (h) of this Section 6 have been met.

     (j) You shall have received signed letters, dated the date of this Agreement, from each of the directors and executive officers of the Company and the persons listed on EXHIBIT B to the effect that such persons shall not sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock for a period of 90 days after the date of the Prospectus without UBSW's prior written consent.

     (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

          7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (a) there has been any material adverse change, financial or otherwise (other than as specifically referred to in the Registration Statement and Prospectus), in the stockholders' equity, business, properties, assets, results of operation, condition (financial or otherwise) or prospects of the Company and the Subsidiary taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to market the Shares, or (b) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or (c) limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or (d) a banking moratorium shall have been declared either by the United States or New York State authorities, or (e) the United States shall have declared war, a national emergency or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable or inadvisable to proceed with the public offering or delivery of the Shares.

          If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(q), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

          8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in SCHEDULE A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

          The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in SCHEDULE A.

          If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all

Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          9.   INDEMNITY AND CONTRIBUTION.

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons ("Underwriter Indemnified Persons") from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any Underwriter or any other Underwriting Indemnified Person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except (i) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading; and (ii) with respect to any Preliminary Prospectus or amended Preliminary Prospectus, the indemnity agreement contained in this subsection 9(a) shall not inure to the benefit of any Underwriter Indemnified Persons (or to the benefit of any person controlling such Underwriter Indemnified Person) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which are the subject of the loss, damage, expense, liability or claim if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter Indemnified Person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Underwriters shall have the right to employ one counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 9 if, based on the advice of counsel to the Representatives, a conflict may arise between the positions of the Representatives and those Underwriters and Underwriter Indemnified Persons to be jointly represented by separate counsel, on the one hand, and the positions of the Company, on the other hand, in conducting the defense of any such action, or if there may be legal defenses available to such indemnified persons that are different from or in addition to those available to the Company, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" and the information in the table under the second paragraph under the caption "Underwriters" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

          (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (g)  The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

          10. NOTICES. Except as otherwise herein provided, all statements, requests or notices shall be in writing and, if to the Underwriters, delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026,
Attention: Syndicate Department, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 19 Presidential Way, Woburn, MA 01801 Attention: President and Chief Executive Officer. Any such statements, requests or notices shall take effect at the time of receipt.

          11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

          13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          14. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same instrument.

          15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

          16. MISCELLANEOUS. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                       Very truly yours,

                                       ARQULE, INC.



                                       By:
                                          ---------------------------------
                                          Dr. Stephen A. Hill
                                          President and Chief Executive Officer


Accepted and agreed to as of the date
first above written, on behalf of
themselves and the other several
Underwriters named in SCHEDULE A

UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
LEGG MASON WOOD WALKER, INCORPORATED
GERARD KLAUER MATTISON & CO., LLC

By: UBS WARBURG LLC


By:
   --------------------------------
      Title:


By
   --------------------------------
      Title:

                                   SCHEDULE A


                                                           Number of
UNDERWRITER                                               FIRM SHARES
-----------                                               -----------
UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
LEGG MASON WOOD WALKER, INCORPORATED
GERARD KLAUER MATTISON & CO., LLC



                                                          -----------
Total..............................................
                                                          ===========

                                 SCHEDULE 3(cc)

     The Company has received from the Massachusetts Water Resources Authority
(MWRA) Notices of Noncompliance or Violation ("NONs") for the Medford facility from August 12, 1998 through July 29, 1999, for reporting violations and for exceeding its permit discharge limits for methylene chloride. The Company submitted a letter of explanation to MWRA on December 17, 1999 addressing the most recent NON issued on July 29, 1999. No further NONs have been issued to the Company and the Company is now in full compliance with MWRA permit conditions at both its Medford and Woburn facilities and with the NONs. Despite MWRA's unwillingness to send a resolution notice, based on discussions with MWRA, the Company understands that MWRA is satisfied with the Company's responses to the various NONs and no further action by MWRA is anticipated.

                                  EXHIBIT A-1
                                  -----------


                      FORM OF INTELLECTUAL PROPERTY OPINION

___________ shall state that they served as special counsel to the Company with respect to patents and proprietary rights, and shall opine that:

          1. To the best of such counsel's knowledge and belief, the statements in the Registration Statement and the Prospectus under the captions ________________ are accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel's attention that causes them to believe that the above-described portions of the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2. To the best of such counsel's knowledge and belief, (a) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and (b) no such proceedings are threatened or contemplated by governmental authorities or others.

          3. Such counsel does not know of any contracts or other documents, relating to the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, that are not filed or described as required.

          4. To the best of such counsel's knowledge and belief, (a) the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others, and (b) there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials which in such counsel's judgment could affect materially the use thereof by the Company.

          5. Such counsel has no knowledge of any facts that would preclude the Company from having valid license rights or clear title to the patents referenced in the Prospectus. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus. Counsel is unaware of any facts that form a basis for a finding of unenforceability or invalidity of any of the Company's patents and other material property and assets.

          6. Such counsel is not aware of any material fact with respect to the patent applications of the Company presently on file that (a) would preclude the issuance of patents with respect to such applications, or (b) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

          7. Though such counsel has not verified the accuracy or completeness of the statements contained in the Prospectus, nothing has come to the attention of such counsel that causes them to believe that, such Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the time of purchase, or additional time of purchase, as the case may be, the Prospectus under the caption "Business -- Patents and Proprietary Rights", contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Such counsel may state that, in rendering their opinion, they have relied on certain factual representations of the Company and that they have not independently verified the accuracy and completeness of such representations.


                                      A-2